UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254
(Commission File No.)

27-3051592
(IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02 Unregistered Sales of Equity Securities

On January 29, 2014, the Company issued 24,257,143 shares of its Class A Common stock at an applicable conversion price of $0.00035. Asher Enterprises converted $8,490 of its note convertible dated May 13, 2013. There is $24,100 remaining on the note. This represents the last remaining note outstanding payable to Asher Enterprises. Once this note is fully converted or paid off the Company will no longer have any outstanding notes payable to Asher Enterprises.

On January 29, 2014, the Company issued 25,000,000 shares of its Class A Common stock at an applicable conversion price of $0.0003. SC Capital converted $7,500 of its note convertible dated March 7, 2013. There is $7,500 remaining on the note.

Item 8.01 Other Events

On December 22, 2013, the Company decided to temporarily cease its mining operations due to the christmas holiday combined with the amount of rain that is typical during late December, January and February. This decision was based on the Company’s previous mining results during the month of January and February and to allow employees to return to their villages for the holidays. The Company is expecting that its mining operations will commence again on or about February 15th.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.

Dated: January 29, 2014	By:	/s/ Paul Howarth
	Name:	Paul Howarth
	Title:	CEO

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